Exhibit 23.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

San Lotus Holding Inc

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2013, in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1) and related Prospectus of San Lotus Holding Inc.

/s/    KCCW Accountancy Corp

Diamond Bar, California

February 24, 2014

KCCW Accountancy Corp. 22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA

Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com